Exhibit 99.1

vTv Therapeutics Appoints Michael Tung, M.D., MBA, to Chief Financial Officer as Company Reinitiates Phase 3 Trial of Oral T1D Adjunctive Therapy to Insulin
HIGH POINT, N.C., May 19, 2025 (GLOBE NEWSWIRE) -- vTv Therapeutics Inc. (Nasdaq: VTVT), a late-stage biopharmaceutical company, today announced the appointment of Michael Tung, M.D., MBA as Executive Vice President and Chief Financial Officer, effective immediately. Dr. Tung joins the Company with 20 years of diversified finance, corporate strategy, investor relations, and business development experience in the biopharmaceutical industry. This executive appointment comes at an important time for the Company, which recently reinitiated screening in its CATT1 Phase 3 trial for cadisegliatin, a potential first-in-class oral adjunctive therapy to insulin being investigated for the treatment of type 1 diabetes (T1D).
“Michael is an experienced financial executive who will be instrumental in shaping our strategy and brings robust capital markets expertise, established relationships within the financial community, and a deep understanding of the industry landscape to vTv,” said Paul Sekhri, Chairman, President and Chief Executive Officer of vTv Therapeutics. “We are excited to welcome him to the executive team at this critical inflection point for vTv as we further advance our cadisegliatin program.”
“I am honored to join the vTv Therapeutics team at this stage in its evolution as the Company reinitiates its CATT1 Phase 3 trial and continues its work to benefit patients with type one diabetes.” Dr. Tung added, “I look forward to collaborating with the team to enhance shareholder value while leveraging my financial experience to help the Company achieve its development goals and execute its strategic vision.”
Michael brings more than 20 years of financial management, investment experience, and strategic leadership for both private and public companies in the life sciences industry. Prior to joining vTv Therapeutics, Dr. Tung most recently served as Chief Financial Officer of AdvanCell Pty Limited. He also held senior level positions in corporate strategy and investor relations at FibroGen Inc. (Nasdaq: FGEN) and Aclaris Therapeutics (Nasdaq: ACRS). Earlier in his career, he led the portfolio construction and risk management of healthcare-dedicated funds as a Portfolio Manager at multiple firms. Dr. Tung earned B.A. and B.S. degrees in economics and biology, respectively, from The George Washington University, and a combined M.D./M.B.A. degree from Tufts University School of Medicine. He is a licensed physician in the states of Massachusetts and New York.

About vTv Therapeutics
vTv Therapeutics Inc. is a late-stage biopharmaceutical company focused on developing oral, small molecule drug candidates intended to help treat people living with diabetes and other chronic diseases. vTv's clinical pipeline is led by cadisegliatin, currently in a Phase 3 trial, a potential first-in-class oral glucokinase activator being investigated for the treatment of type 1 diabetes. vTv and its development partners are investigating multiple molecules into different indications for chronic diseases. Learn more at vtvtherapeutics.com or follow the company on LinkedIn or X.

About Cadisegliatin
Cadisegliatin (TTP399) is a novel, oral small molecule, liver-selective glucokinase activator being investigated as a potential first-in-class oral adjunctive treatment for type 1 diabetes (T1D). In non-clinical studies, cadisegliatin, acting selectively on the liver, increased the activity of glucokinase independently from insulin which supports clinical investigation of improvement in glycemic control through hepatic glucose uptake and glycogen storage.
Cadisegliatin is under investigation and the safety and efficacy have not been established. There is no guarantee that this product will receive health authority approval or become commercially available for the use being investigated.

Forward-Looking Statement
This release contains forward-looking statements, which involve risks and uncertainties. These forward- looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all our forward-looking statements by these cautionary statements.

Investor Contact
Sandya von der Weid
LifeSci Advisors, LLC
svonderweid@lifesciadvisors.com

Media Contact
Caren Begun
TellMed Strategies
201-396-8551
caren.begun@tmstrat.com